Exhibit 99

Investor Release
FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
05/24/2017	Investors:	Mike Flores, 630-623-3519
	Media:	Terri Hickey, 630-623-5593

McDONALD'S ANNOUNCES QUARTERLY CASH DIVIDEND

OAK BROOK, IL - Today, McDonald's Board of Directors declared a quarterly cash dividend of $0.94 per share of common stock payable on June 19, 2017 to shareholders of record at the close of business on June 5, 2017.

Upcoming Communications
Steve Easterbrook, President and Chief Executive Officer, and Kevin Ozan, Chief Financial Officer, will participate in Bernstein's Strategic Decisions Conference at 8:00 a.m. (Eastern Time) on May 31, 2017. This presentation will be webcast live and available for replay for a limited time thereafter at www.investor.mcdonalds.com.
Kevin Ozan will participate in the RBC Consumer & Retail Conference at 8:00 a.m. (Eastern Time) on June 1, 2017. This presentation will be webcast live and available for replay for a limited time thereafter at www.investor.mcdonalds.com.
McDonald's plans to release second quarter results before the market opens on July 25, 2017 and will host an investor webcast. This webcast will be broadcast live and available for replay for a limited time thereafter at www.investor.mcdonalds.com.

About McDonald's
McDonald's is the world's leading global foodservice retailer with over 36,000 locations in over 100 countries. Approximately 85% of McDonald's restaurants worldwide are owned and operated by independent local business men and women.

Forward-Looking Statements
This release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in the Company's filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K. The Company undertakes no obligation to update such forward-looking statements, except as may otherwise be required by law.

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